Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:
Chris Sammons, 225-932-2546 chris.sammons@shawgrp.com

Media Contact:
Gentry Brann, 225-987-7372 gentry.brann@shawgrp.com
Shaw Reports Second Quarter Fiscal Year 2010 Financial Results
•	Record cash balance of $1.7 billion
BATON ROUGE, La., April 7, 2010 — The Shaw Group Inc. (NYSE: SHAW) today reported quarterly net income attributable to Shaw, excluding the Westinghouse segment, of $42.3 million, or $0.49 per diluted share for the three months ended Feb. 28, 2010. Results including the Westinghouse segment were $63.7 million, or $0.74 per diluted share, which includes a non-operating, non-cash foreign exchange translation gain of $39.4 million pre-tax, or $24.2 million after-tax.
In comparison, net income attributable to Shaw, excluding the Westinghouse segment, for the second quarter of fiscal year 2009 was $18.9 million, or $0.22 per diluted share, and including the Westinghouse segment was $36.3 million, or $0.43 per diluted share.
Earnings before interest expense, income taxes, depreciation and amortization (EBITDA) for the second quarter of fiscal year 2010 were $85.9 million excluding the Westinghouse segment and $129.8 million including the Westinghouse segment. These amounts compare to EBITDA for the second quarter of fiscal year 2009 of $49.0 million excluding the Westinghouse segment and $79.7 million including the Westinghouse segment.
Revenues during the three months ended Feb. 28, 2010, were $1.6 billion compared to $1.7 billion in the prior year period.
New awards for the quarter totaled $0.9 billion. The company’s backlog of unfilled orders at Feb. 28, 2010, was $21.3 billion compared to $19.0 billion for the second quarter of fiscal year 2009. Approximately $5.5 billion of the current backlog is expected to be converted to revenues during the next 12 months.

Net cash provided by operating activities totaled $106.8 million during the second quarter of fiscal year 2010 compared to net cash provided by operating activities of $118.0 million in the second quarter of fiscal year 2009. Shaw’s total cash at Feb. 28, 2010, was a record $1.7 billion, up from $1.6 billion at Nov. 30, 2009.
“Shaw’s second quarter produced solid results and operating income driven by strong execution in our Energy & Chemicals and Environmental & Infrastructure segments,” said J.M. Bernhard Jr., chairman, president and chief executive officer of Shaw. “We are seeing a continued increase in market activity from the federal government where we are well positioned to compete for many large opportunities. Additionally, we are making significant progress on our nuclear power projects in Georgia and South Carolina and expect to see increased contribution from these projects moving forward.”
Guidance for fiscal year 2010 remains unchanged as follows:
•	Revenue: approximately $7 billion

•	Diluted earnings per share, excluding Westinghouse: $2.10 - $2.20 per share

•	Operating cash flow: approximately $375 million
Shaw currently is evaluating up to $150 million in cash disbursements during fiscal year 2010 related to a voluntary early procurement program that is intended to capture pricing discounts and/or pricing certainty from vendors.
Conference Call
A conference call to discuss the company’s financial results will be held today, Wednesday, April 7, at 5 p.m. Eastern time (4 p.m. Central time). A slide presentation will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 1-800-471-6718 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.
A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 1-888-843-8996 and use pass code 26638144#.

Investment in Westinghouse
The Shaw Group Inc. uses financial results excluding the Westinghouse segment as the preferred measurement of financial performance in communications to investors, as well as internally for budgeting, forecasting, setting incentive compensation targets and reporting results to management and the board of directors. Shaw management believes financial results excluding the Westinghouse segment provide the most meaningful depiction of the company’s financial status, as the Westinghouse segment includes the impact of foreign exchange translation gains/losses that result solely from changes in the U.S. dollar/Japanese yen exchange rates used to translate limited recourse Japanese yen-denominated debt to U.S. dollars for financial reporting purposes.
Calculation of EBITDA
The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by Shaw to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information within this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Calculation of Cash
The Shaw Group Inc. defines cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments.
The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2009 annual revenues of $7.3 billion, Shaw has approximately 28,000 employees around the world. For more information, please visit Shaw’s Web site at www.shawgrp.com.
# # #

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2010 AND 2009
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009
Revenues	$1,624,259	$1,667,517	$3,482,775	$3,567,950
Cost of revenues	1,479,119	1,565,159	3,182,898	3,277,499

Gross profit	145,140	102,358	299,877	290,451
Selling, general and administrative expenses	72,319	70,405	148,097	143,511

Operating income	72,821	31,953	151,780	146,940
Interest expense	(1,820)	(1,102)	(2,800)	(2,847)
Interest expense on Japanese yen-denominated bonds including accretion and amortization	(9,276)	(10,858)	(18,633)	(20,720)
Interest income	3,455	2,318	5,414	6,241
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	39,388	30,941	(62,952)	(130,261)
Other foreign currency transaction gains, net	2,560	3,052	2,143	653
Other income (expense), net	(2,294)	(885)	2,752	(2,746)

Income (loss) before income taxes and earnings from unconsolidated entities	104,834	55,419	77,704	(2,740)
Provision (benefit) for income taxes	37,882	22,678	26,731	(20)

Income (loss) before earnings from unconsolidated entities	66,952	32,741	50,973	(2,720)
Income from 20% Investment in Westinghouse, net of income taxes	2,826	5,455	2,458	6,998
Earnings from unconsolidated entities, net of income taxes	430	471	638	332

Net income	$70,208	$38,667	$54,069	$4,610

Noncontrolling interests in income of consolidated subsidiaries, net of tax	6,482	2,332	10,828	8,192

Net income (loss) attributable to Shaw	$63,726	$36,335	$43,241	$(3,582)

Net income (loss) attributable to Shaw per common share:
Basic	$0.76	$0.44	$0.52	$(0.04)

Diluted	$0.74	$0.43	$0.51	$(0.04)

Weighted average shares outstanding:
Basic	83,915	83,255	83,668	83,179
Diluted	85,636	84,138	85,448	83,179

THE SHAW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 28, 2010 AND AUGUST 31, 2009
(in thousands, except per share amounts)

	February 28, 2010
	(Unaudited)	August 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$585,634	$1,029,138
Restricted and escrowed cash and cash equivalents	46,769	81,925
Short-term investments	768,749	342,219
Restricted short-term investments	251,400	80,000
Accounts receivable, net	751,147	815,862
Inventories	253,932	262,284

Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	628,031	599,741
Deferred income taxes	289,238	270,851
Investment in Westinghouse	977,916	1,008,442
Prepaid expenses and other current assets	65,308	62,786

Total current assets	4,618,124	4,553,248
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	15,540	21,295
Property and equipment, net of accumulated depreciation of $267,110 and $250,796, respectively	442,221	385,606
Goodwill	499,899	501,305
Intangible assets	19,499	20,957
Deferred income taxes	14,283	—
Other assets	99,351	74,763

Total assets	$5,708,917	$5,557,174

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$794,099	$859,753
Accrued salaries, wages and benefits	121,908	175,750
Other accrued liabilities	184,325	187,020

Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	1,456,290	1,308,325
Japanese yen-denominated bonds secured by Investment in Westinghouse	1,451,025	1,387,954
Interest rate swap contract on Japanese yen-denominated bonds	33,279	31,369
Short-term debt and current maturities of long-term debt	14,031	15,399

Total current liabilities	4,054,957	3,965,570
Long-term debt, less current maturities	1,252	7,627
Deferred income taxes	49,364	26,152
Other liabilities	91,502	109,835

Total liabilities	4,197,075	4,109,184

Shaw shareholders’ equity:
Preferred stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value, 200,000,000 shares authorized; 90,069,928 and 89,316,057 shares issued, respectively; and 84,315,863 and 83,606,808 shares outstanding, respectively	1,254,486	1,237,727
Retained earnings	466,892	423,651
Accumulated other comprehensive loss	(129,438)	(121,966)
Treasury stock, 5,754,065 shares and 5,709,249 shares, respectively	(117,389)	(116,113)

Total Shaw shareholders’ equity	1,474,551	1,423,299
Noncontrolling interests	37,291	24,691

Total equity	1,511,842	1,447,990

Total liabilities and equity	$5,708,917	$5,557,174

THE SHAW GROUP INC. AND SUBSIDIARIES
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2010 AND 2009
REVENUES BY GEOGRAPHY
(in millions)

	Three Months Ended				Six Months Ended
	2010		2009		2010		2009
	(in millions)%		(in millions)%		(in millions)%		(in millions)%
United States	$1,263.4	78	$1,290.3	78	$2,718.8	78	$2,815.4	80
Asia/Pacific Rim	251.5	16	193.7	12	520.4	15	398.5	11
Middle East	70.3	4	122.4	7	163.1	5	229.5	6
Canada	3.6	—	6.4	—	7.2	—	12.3	—
Europe	11.8	1	31.9	2	36.9	1	67.1	2
South America and Mexico	3.0	—	15.0	1	6.6	—	31.6	1
Other	20.7	1	7.8	—	29.8	1	13.6	—

Total revenues	$1,624.3	100	$1,667.5	100	$3,482.8	100	$3,568.0	100

BACKLOG BY SEGMENT
(in millions)

	February 28, 2010%		August 31, 2009%

Fossil, Renewables & Nuclear	$11,948.5	56	$12,795.1	56
Maintenance	1,620.1	8	1,808.1	8
E&I	5,274.5	25	5,439.0	24
E&C	927.9	4	1,298.6	6
F&M	1,498.1	7	1,374.8	6

Total backlog	$21,269.1	100%	$22,715.6	100%

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2010 AND 2009
(In millions, except percentages)

	Three Months Ended		Six Months Ended
	2010	2009	2010	2009

Revenues:
Fossil, Renewables & Nuclear	$551.6	$552.0	$1,131.2	$1,228.6
Maintenance	177.2	172.7	470.6	506.8
E&I	488.3	449.9	1,016.5	851.3
E&C	287.2	331.2	626.5	653.0
F&M	120.0	161.2	237.9	325.9
Corporate	—	0.5	0.1	2.4

Total revenues	$1,624.3	$1,667.5	$3,482.8	$3,568.0

Gross profit:
Fossil, Renewables & Nuclear	$18.7	$(31.1)	$51.7	$20.7
Maintenance	8.4	(1.5)	28.6	10.2
E&I	45.3	40.3	92.8	74.8
E&C	46.8	60.6	81.2	113.1
F&M	24.1	33.7	44.7	69.3
Corporate	1.8	0.4	0.9	2.4

Total gross profit	$145.1	$102.4	$299.9	$290.5

Gross profit percentage:
Fossil, Renewables & Nuclear	3.4%	(5.6)%	4.6%	1.7%
Maintenance	4.7	(0.9)	6.1	2.0
E&I	9.3	9.0	9.1	8.8
E&C	16.3	18.3	13.0	17.3
F&M	20.1	20.9	18.8	21.3
Corporate	NM	NM	NM	NM

Total gross profit percentage	8.9%	6.1%	8.6%	8.1%

NM — Not Meaningful

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash items related to the investment. We believe presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as point out certain non-cash items related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2010
(in millions, except per share data)

	Q-2 FY 2010
	Quarter ended February 28, 2010
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse

Revenues	$1,624.3	$—	$1,624.3
Cost of revenues	1,479.2	—	1,479.2

Gross profit	145.1	—	145.1

Selling, general and administrative expenses	72.3	—	72.3

Operating income	72.8	—	72.8

Interest expense	(1.8)	—	(1.8)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(9.3)	(9.3)	—
Interest income	3.5	—	3.5
Foreign currency translation gains on Japanese yen-denominated bonds, net	39.4	39.4	—
Other foreign currency transaction gains, net	2.6	—	2.6
Other income (expense), net	(2.3)	—	(2.3)

	32.1	30.1	2.0

Income before income taxes and earnings from unconsolidated entities	104.9	30.1	74.8
Provision for income taxes	37.9	11.5	26.4

Income before earnings from unconsolidated entities	67.0	18.6	48.4

Income from 20% Investment in Westinghouse, net of income taxes	2.8	2.8	—
Earnings from unconsolidated entities, net of income taxes	0.4	—	0.4

Net income	70.2	21.4	48.8

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(6.5)	—	(6.5)

Net income attributable to Shaw	$63.7	$21.4	$42.3

Net income attributable to Shaw per common share:
Basic	$0.76	$0.26	$0.50

Diluted	$0.74	$0.25	$0.49

Weighted average shares outstanding:
Basic	83.9	83.9	83.9
Diluted	85.6	85.6	85.6

The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash items related to the investment. We believe presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as point out certain non-cash items related to this investment.
THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED FEBRUARY 28, 2009

	Q-2 FY 2009
	Quarter ended February 28, 2009
		Westinghouse	Excluding
(in millions, except per share data)	Consolidated	Segment	Westinghouse
Revenues	$1,667.5	—	$1,667.5
Cost of revenues	1,565.1	—	1,565.1

Gross profit	102.4	—	102.4

Selling, general and administrative expenses	70.4	—	70.4

Operating income	32.0	—	32.0

Interest expense	(1.1)	—	(1.1)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(10.9)	(10.9)	—
Interest income	2.3	—	2.3
Foreign currency translation gains on Japanese yen-denominated bonds, net	30.9	30.9	—
Other foreign currency transaction gains, net	3.1	—	3.1
Other income (expense), net	(0.9)	—	(0.9)

	23.4	20.0	3.4

Income before income taxes and earnings from unconsolidated entities	55.4	20.0	35.4
Provision for income taxes	22.7	8.1	14.6

Income before earnings from unconsolidated entities	32.7	11.9	20.8

Income from 20% Investment in Westinghouse, net of income taxes	5.5	5.5	—
Earnings from unconsolidated entities, net of income taxes	0.4	—	0.4

Net income	38.6	17.4	21.2

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(2.3)	—	(2.3)

Net income attributable to Shaw	$36.3	$17.4	$18.9

Net income attributable to Shaw per common share:
Basic	$0.44	$0.21	$0.23

Diluted	$0.43	$0.21	$0.22

Weighted average shares outstanding:
Basic	83.3	83.3	83.3
Diluted	84.1	84.1	84.1

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following tables reflect the company’s calculation of EBITDA. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 28, 2010

	Q-2 FY 2010
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse

Net income attributable to Shaw	$63.7	$21.4	$42.3

Interest expense	11.1	9.3	1.8
Depreciation and amortization	15.0	—	15.0
Provision for income taxes	37.9	11.5	26.4
Income taxes on unconsolidated subs	2.1	1.7	0.4

EBITDA	$129.8	$43.9	$85.9

RECONCILIATION OF EBITDA CALCULATION FOR THE THREE MONTHS ENDED FEBRUARY 28, 2009

	Q-2 FY 2009
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse

Net income attributable to Shaw	$36.3	$17.4	$18.9

Interest expense	12.0	10.9	1.1
Depreciation and amortization	14.1	—	14.1
Provision for income taxes	22.7	8.1	14.6
Income taxes on unconsolidated subs	(5.4)	(5.7)	0.3

EBITDA	$79.7	$30.7	$49.0